Child, Van Wagoner & Bradshaw, PLLC

A Professional Limited Liability Company of CERTIFIED PUBLIC ACCOUNTANTS

1284 W. Flint Meadow Dr., #D, Kaysville, UT 84037-9590

      PHONE: (801) 927-1337 FAX: (801) 927-1344

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Form SB-2 Registration Statement of our report dated March 31, 2006 on our audits of the financial statements of BidGive International, Inc. as of December 31, 2005 and for the years ended December 31, 2005 and 2004.

/s/ CHILD, VAN WAGONER & BRADSHAW

Child, Van Wagoner & Bradshaw, PLLC

Kaysville, Utah

May 5, 2006